      As filed with the Securities and Exchange Commission on April 8, 2005
                                                     Registration No. 333-113274
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                           AMENDMENT NO. 1 TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                         OUTDOOR CHANNEL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                               33-0074499
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

      43445 Business Park Drive, Suite 113                         92590
              Temecula, California                               (Zip Code)
    (Address of Principal Executive Offices)

                               STOCK OPTION PLAN 2
                            (Full title of the plan)
                                  -------------
                                 Perry T. Massie
                      President and Chief Executive Officer
                      43445 Business Park Drive, Suite 113
                           Temecula, California 92590
                     (Name and address of agent for service)

                                 (951) 699-4749
          (Telephone number, including area code, of agent for service)
                 ----------------------------------------------

                   EXPLANATORY NOTE: DEREGISTRATION OF SHARES

         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (SEC File No. 333-113274) of Outdoor Channel Holdings, Inc. (the "Registrant") is filed to deregister 20,000 shares (which have since been converted into 50,000 shares in connection with the Registrant's reincorporation in Delaware effected on September 14, 2004) previously registered on such Form S-8 for resale by certain stockholders and which remain unsold.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Temecula, State of California, on April 8, 2005.

                                        OUTDOOR CHANNEL HOLDINGS, INC.


                                        By: /s/ WILLIAM A. OWEN
                                            ------------------------------------
                                            William A. Owen
                                            Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated:

    SIGNATURE                                 TITLE                                       DATE
    ---------                                 -----                                       ----

* Perry T. Massie                 Chief Executive Officer, President and              April 8, 2005
------------------------------    Chairman of the Board (Principal Executive
Perry T. Massie                   Officer)


/s/ William A. Owen               Chief Financial Officer and Controller              April 8, 2005
------------------------------    (Principal Financial and Accounting
William A. Owen                   Officer)


* Thomas H. Massie                Executive Vice President, Secretary and             April 8, 2005
------------------------------    Vice Chairman of the Board
Thomas H. Massie



------------------------------    Director
Jerry R. Berglund


* David C. Merritt                Director                                            April 8, 2005
------------------------------
David C. Merritt



------------------------------    Director
Ray V. Miller



------------------------------    Director
Elizabeth J. Sanderson


* T. Bahnson Stanley              Director                                            April 8, 2005
------------------------------
T. Bahnson Stanley


         * By:   /s/ William A. Owen
                 --------------------------------
                  William A. Owen
                  (Attorney-in-Fact)
